This  Preferred  Securities   Certificate  is  a  Book-Entry  Preferred
Securities Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of a Clearing Agency or a nominee of a Clearing Agency. This Preferred Securities Certificate is exchangeable for Preferred Securities Certificates registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the Trust Agreement and may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency, except in the limited circumstances described in the Trust Agreement.

         Unless this Preferred Security Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to BNY Capital IV or its agent for registration of transfer, exchange or payment, and any Preferred Security Certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

    CERTIFICATE NUMBER                           NUMBER OF PREFERRED SECURITIES
          PDIV-1                                               8,000,000

                               CUSIP NO. 09656G201

                   CERTIFICATE EVIDENCING PREFERRED SECURITIES

                                       OF

                                 BNY CAPITAL IV

                   6 7/8% TRUST PREFERRED SECURITIES, SERIES E
              (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)


     BNY Capital IV, a statutory business trust formed under the laws of the State of Delaware (the "Issuer Trust"), hereby certifies that The Bank of New York Company, Inc. (the "Holder") is the registered owner of Eight Million (8,000,000) preferred securities of the Issuer Trust representing an undivided preferred beneficial interest in the assets of the Issuer Trust and designated the BNY Capital IV 6 7/8% Trust Preferred Securities, Series E (Liquidation Amount $25 per Trust Preferred Security) (the "Series E Trust Preferred Securities"). The Series E Trust Preferred Securities are transferable on the books and records of the Issuer Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.5 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series E Trust Preferred Securities are set forth in, and this certificate and the Series E Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Issuer Trust, dated as of January 25, 1999, as the same may be amended from time to time (the "Trust Agreement"), among The Bank of New York Company Inc., as Depositor, The First National Bank of Chicago, as Property Trustee, First Chicago Delaware Inc., as Delaware Trustee, the Administrative Trustees named therein and the several Holders named therein, including the designation of the terms of the Series E Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by The Bank of New York Company, Inc., a New York corporation, and The First National Bank of Chicago, as Guarantee Trustee, dated as of January 25, 1999 (the "Guarantee Agreement"), to the extent provided therein. The Property Trustee will furnish a copy of the Trust Agreement and the Guarantee Agreement to the Holder without charge upon written request to the Issuer Trust at its principal place of business or registered office.

     Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

     This Preferred Securities Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

     All  capitalized  terms used but not defined in this  Preferred  Securities
Certificate are used with the meanings specified in the Trust Agreement, including the Exhibits thereto.

     IN WITNESS WHEREOF, one of the Administrative Trustees of the Issuer Trust has executed this certificate this 25th day of January, 1999.

                                             BNY Capital IV


                                             By: /s/ John A. Park, III
                                                 ------------------------------
                                                 Name: John A. Park, III
                                                 Administrative Trustee

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:


--------------------------------------------------------------------------------
        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints
                        -------------------------------------------------------

--------------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Issuer Trust. The agent may substitute another to act for him or her.

Date:
      -----------------------

Signature:
           --------------------------------------------------------------------
           (Sign exactly as your name appears on the other side of this Capital Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.